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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-92902) of HNC Software Inc. of our report dated January 30, 1996, except as to the stock split which is as of April 3, 1996 and as to the pooling of interests with Risk Data Corporation which is as of August 30, 1996 and as to the repayment of all of Risk Data Corporation's outstanding debt which is as of September 11, 1996, appearing on page 26 of this Current Report on Form 8-K/A-1. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 57 of this Form 8-K/A-1.





PRICE WATERHOUSE LLP

San Diego, California
October 14, 1996




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